SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2010

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company entered into a fifth amendment to its $35 million 1999 note purchase agreement (the “Note Purchase Agreement”) effective as of September 17, 2010.  Additional information regarding this amendment is included in Item 2.03 below.

Section 2 – Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company recently concluded the refinancing of its senior bank credit facilities effective June 23, 2010.  The new senior bank credit facility includes a net worth covenant that contains terms and conditions regarding maintenance of net worth levels different from the net worth covenant contained in the Note Purchase Agreement.  The Note Purchase Agreement contains a most favored lender covenant, which allows the holders of the 1999 notes to obtain the benefit of any new or more favorable covenant offered by the Company to certain other lenders, including those provided under any senior bank credit facility.

Under the amendment dated as of September 17, 2010, the Company and the holders of the notes issued under the Note Purchase Agreement agreed that (1) the Note Purchase Agreement will not be amended to include the net worth covenant contained in the new Senior Bank Credit facility; and (2) the Company will report net worth compliance for the period ending June 30, 2010, and thereafter under the existing net worth covenant contained in the Note Purchase Agreement.  The amendment also updated the Company’s employee benefits compliance representations to reflect current applicable law and recent actions taken by the Company relative to its various benefit plans.  Further, as part of the amendment process, the Company’s subsidiaries who had guaranteed the Company’s obligations under the Note Purchase Agreement reaffirmed their respective obligations under those guarantees.

Forward Looking Statements

Statements concerning initiatives undertaken by the Company and described in this report constitute forward-looking information and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated and expressed in this report and the exhibit.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report and the exhibit include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning

Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and from time to time in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 4.1

Amendment No. 5, dated as of September 17, 2010, to $35,000,000 Note Purchase Agreement dated as of August 31, 1999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  September 22, 2010

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated September 17, 2010

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

4.1

Amendment No. 5, dated as of September 17, 2010 to $35,000,000 Note Purchase Agreement dated as of August 31, 1999